Exhibit 10.2

Published Revolver CUSIP Number: 17259CAB1

Published Transaction CUSIP Number: 17259CAA3

FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 27th day of September, 2010 among:

(a)                               CINTAS CORPORATION NO. 2, a Nevada corporation (“Borrower”);

(b)                              the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c)                               KEYBANK NATIONAL ASSOCIATION, as joint lead arranger and administrative agent for the Lenders under the Credit Agreement (“Agent”);

(d)                              J.P. MORGAN SECURITIES LLC (successor by merger to Banc One Capital Markets, Inc.), as joint lead arranger under the Credit Agreement;

(e)                               JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A.), as syndication agent under the Credit Agreement;

(f)                                  THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as co-documentation agent under the Credit Agreement;

(g)                               U.S. BANK, NATIONAL ASSOCIATION, as co-documentation agent under the Credit Agreement; and

(h)                               FIFTH THIRD BANK, as co-documentation agent under the Credit Agreement.

WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit Agreement, dated as of May 28, 2004, that provides, among other things, for loans and letters of credit aggregating Six Hundred Million Dollars ($600,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.                                    Amendment to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Facility Fee Rate”,  “Applicable Margin”, “Base Rate”, “Commitment Increase Period”, “Commitment Period”, “Letter of Credit Commitment”, “Maximum Commitment Amount”, “Required Lenders”, “Senior Note Indebtedness” and “Total Commitment Amount” therefrom and to insert in place thereof, respectively, the following:

“Applicable Facility Fee Rate” shall mean:

(a)                               for any date prior to the Fourth Amendment Effective Date, the Applicable Facility Fee Rate in effect prior to the Fourth Amendment Effective Date;

(b)                              effective on the Fourth Amendment Effective Date until the first Margin Adjustment Date after the Fourth Amendment Effective Date, twelve and one-half (12.50) basis points; and

(c)                               commencing on the first Margin Adjustment Date after the Fourth Amendment Effective Date and on each Margin Adjustment Date thereafter, the number of basis points set forth in the following matrix, based upon the S&P Rating or the Moody’s Rating in effect at such time:

Level	S&P Rating	Moody’s Rating	Applicable Basis Points for the Facility Fee
1	A+ or higher	A1 or higher	12.50

2	A	A2	12.50

3	A-	A3	15.00

4	BBB+	Baa1	20.00

5	less than BBB+	less than Baa1	32.50

provided that, notwithstanding anything above to the contrary, (i) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and the difference in Levels is only one Level, then the Applicable Facility Fee Rate shall be based upon the higher of the applicable S&P Rating and Moody’s Rating, (ii) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and such difference is two Levels or more, then the Applicable Facility Fee Rate shall be based upon the Level immediately below the Level determined based on the higher of the S&P Rating and the Moody’s Rating, (iii) if only one of the two ratings (S&P Rating or Moody’s Rating) shall exist, then the existing rating shall determine the Level of the

Applicable Facility Fee Rate, and (iv) if neither the S&P Rating nor the Moody’s Rating shall exist, then the Applicable Facility Fee Rate shall be set at Level 5.  Changes to the Applicable Facility Fee Rate shall be immediately effective on each Margin Adjustment Date.  The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

“Applicable Margin” shall mean:

(a)                               for any date prior to the Fourth Amendment Effective Date, the Applicable Margin in effect prior to the Fourth Amendment Effective Date;

(b)                              effective on the Fourth Amendment Effective Date until the first Margin Adjustment Date after the Fourth Amendment Effective Date, one hundred twelve and one-half (112.50) basis points for Eurodollar Loans; and

(c)                               commencing on the first Margin Adjustment Date after the Fourth Amendment Effective Date and on each Margin Adjustment Date thereafter, the number of basis points set forth in the following matrix, based upon the S&P Rating or the Moody’s Rating in effect at such time:

Level	S&P Rating	Moody’s Rating	Applicable Basis Points for Eurodollar Loans
1	A+ or higher	A1 or higher	87.50

2	A	A2	112.50

3	A-	A3	135.00

4	BBB+	Baa1	155.00

5	less than BBB+	less than Baa1	167.50

provided that, notwithstanding anything above to the contrary, (i) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and the difference in Levels is only one Level, then the Applicable Margin shall be based upon the higher of the applicable S&P Rating and Moody’s Rating, (ii) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and such difference is two Levels or more, then the Applicable Margin shall be based upon the Level immediately below the Level determined based on the higher of the S&P Rating and the Moody’s Rating, (iii) if only one of the two ratings (S&P Rating or Moody’s Rating) shall exist, then the existing rating shall determine the Level of the Applicable Margin, and (iv) if neither the S&P Rating nor the Moody’s Rating shall exist, then the Applicable Margin shall be set at Level 5.  Changes to the Applicable Margin shall be immediately effective on each Margin Adjustment Date.  The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default

Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one hundred (100.00) basis points in excess of the London Interbank Offered Rate for loans in Eurodollars with an Interest Period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day).  Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Commitment Increase Period” shall mean the period from the Fourth Amendment Effective Date to (a) the earlier of (i) the date that is thirty (30) days prior to the last day of the Commitment Period, and (ii) the date that the Total Commitment Amount is reduced to less than Two Hundred Million Dollars ($200,000,000) pursuant to Section 2.9(a) hereof; or (b) such later date as shall be agreed to in writing by Agent.

“Commitment Period” shall mean the period from the Closing Date to September 26, 2014 or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Letter of Credit Commitment” shall mean the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to One Hundred Fifty Million Dollars ($150,000,000).

“Maximum Commitment Amount” shall mean Four Hundred Fifty Million Dollars ($450,000,000).

“Required Lenders” shall mean the holders of more than fifty percent (50%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Total Commitment Amount, or (b) after the Commitment Period, the Revolving Credit Exposure; provided that the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of Required Lenders.

“Senior Note Indebtedness” shall mean the Indebtedness evidenced by the 6% Senior Notes due 2012, the 6 1/8% Senior Notes due 2017 and the 6.15% Senior Notes due 2036, in each case issued by Borrower, or any replacement or refinancing of such Indebtedness or any other Indebtedness created pursuant to a similar type of private debt instrument or agreement as the foregoing.

“Total Commitment Amount” shall mean the principal amount of Three Hundred Million Dollars ($300,000,000), as such amount may be increased up to the Maximum Commitment Amount pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

2.                                    Additions to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Affected Lender” shall mean a Defaulting Lender or an Insolvent Lender.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Defaulting Lender” shall mean any Lender, as reasonably determined by Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified Agent and Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified Borrower or Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from Agent or Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to Agent or any other Lender when due an amount owed by such Lender to Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured.  Any Defaulting Lender shall cease to be a Defaulting Lender when Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Fourth Amendment Effective Date” shall mean September 27, 2010.

“Insolvent Lender” shall mean a Lender that (a) is not Solvent or is the subsidiary of a Person that is not Solvent; or (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be an Insolvent Lender (i) solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a governmental authority or an instrumentality thereof or (ii) if the Federal Deposit Insurance Corporation (or any other federal agency that has the backing of the full faith and credit of the United States) has assumed all of such Lender’s obligations under this Agreement, in form and substance satisfactory to Agent.  Any Insolvent Lender shall cease to be an Insolvent Lender when Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“KeyBank” shall mean KeyBank National Association, and its successors and assigns.

“Non-Consenting Lender” shall mean that term as defined in Section 10.3(c) hereof.

“Other Agents” shall mean that term as defined in Section 9.11 hereof.

“Solvent” shall mean, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.  As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Supporting Letter of Credit” shall mean a standby letter of credit, in form and substance satisfactory to Agent and the Fronting Lender, issued by an issuer satisfactory to Agent and the Fronting Lender.

3.                                    Deletion of Definition in Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to delete the definition of Applicable Utilization Fee Rate.

4.                                    Additions to Letters of Credit Provisions.  Section 2.2(b) of the Credit Agreement is hereby amended to add the following new subsections (viii), (ix), (x) and (xi) at the end thereof:

(viii)                      Auto-Renewal Letters of Credit.  If Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit Agent (or the applicable Fronting Lender if the Fronting Lender is a Lender other than Agent) to prevent any such renewal by giving prior notice to the beneficiary thereof not later than thirty (30) days prior to the renewal date of such Letter of Credit.  Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) Agent (and the Fronting Lender) to permit at any time the renewal of such Letter of Credit to an expiry date not later than one year after the last day of the Commitment Period.

(ix)                            Letters of Credit Outstanding Beyond the Commitment Period.  If any Letter of Credit is outstanding upon the termination of the Commitment, then, upon such termination, Borrower shall deposit with Agent, for the benefit of the Fronting Lender, with respect to all outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, and (B) free and clear of all rights and claims of third parties (other than Agent, the Fronting Lender and the depository bank maintaining such deposit).  The cash shall be deposited in an escrow account at a financial institution designated by the Fronting Lender.  The Fronting Lender shall be entitled to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) amounts necessary to reimburse the Fronting Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit.  Borrower shall also execute such documentation as Agent or the Fronting Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement.  After expiration of all undrawn Letters of Credit, the original Supporting Letter of Credit or the remainder of the cash, as the case may be, shall promptly be returned to Borrower.

(x)                               Requests for Letters of Credit When One or More Lenders are Affected Lenders.  If a Letter of Credit is requested at such time that a Lender is an Affected Lender hereunder, then (A) such Letter of Credit may be issued to the extent that Agent (and the Fronting Lender) shall have entered into satisfactory (to Agent) arrangements (including, without limitation, the posting of cash collateral by the Affected Lender) with Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender, or (B) Agent may issue a Letter of Credit in an amount that is the amount of the requested Letter of Credit less the Commitment Percentage of such Affected Lender times the amount of the requested Letter of Credit.

(xi)                            Letters of Credit Issued and Outstanding When One or More Lenders are Affected Lenders.  With respect to any Letters of Credit that have been issued and are outstanding at the time any Lender is an Affected Lender, Agent (and the Fronting Lender) shall have the right to request that Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to Agent (and the Fronting Lender), such Letters of Credit so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

5.                                    Additions to Swing Loans Provisions.  Section 2.2(c) of the Credit Agreement is hereby amended to add the following new subsections (iv) and (v) at the end thereof:

(iv)                            Requests for Swing Loans When One or More Lenders are Affected Lenders.  If a Swing Loan is requested at such time that a Lender is an Affected Lender hereunder, then (A) such Swing Loan may be issued to the extent that Agent shall have entered into satisfactory (to Agent) arrangements (including, without limitation, the posting of cash collateral by the Affected Lender) with Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender, or (B) Agent may issue a Swing Loan in an amount that is the amount of the requested Swing Loan less the Commitment Percentage of such Affected Lender times the amount of the requested Swing Loan.

(v)                               Swing Loans Outstanding When One or More Lenders are Affected Lenders.  With respect to any Swing Loans that are outstanding at the time any Lender is an Affected Lender, Agent shall have the right to request that Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to Agent, such Swing Loans so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

6.                                    Amendment to Interest Provisions.  Section 2.3 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

(c)                               Default Rate.  Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of Agent or the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto (as specified in Section 2.2(b)(iii) or (iv) hereof), and (iii) in the case of any other amount not paid when due from Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 7.1 or 7.10 hereof, the applicable Default Rate shall apply without any election or action on the part of Agent or any Lender.

7.                                    Addition to Funding of Loans Provisions.  Section 2.5 of the Credit Agreement is hereby amended to add the following new subsection (e) at the end thereof:

(e)                               Advancing of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, if Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Defaulting Lenders, Agent shall have the option, in its sole discretion, to require (and, at the request of Borrower, shall require) the non-Defaulting Lenders to honor such request by making a non pro-rata Revolving Loan to Borrower in an amount equal to (i) the amount requested by Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Defaulting Lenders.  For purposes of such Revolving Loans, the Lenders that are making such Revolving Loan shall do so in proportion to their Commitment Percentages of the amount requested by Borrower.  For the avoidance of doubt, in no event shall the aggregate outstanding principal amount of Loans made by a Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, be in excess of the Maximum Amount for such Lender.

8.                                    Additions to Payment Provisions.  Section 2.6 of the Credit Agreement is hereby amended to add the following new subsections (e) and (f) at the end thereof:

(e)                               Affected Lender.  To the extent that Agent receives any payments or other amounts for the account of an Affected Lender, at the option of Agent or Borrower, such Affected Lender shall be deemed to have requested that Agent use such payment or other amount (or any portion thereof, at the discretion of Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii), and 2.5(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

(f)           Payment of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, at the sole discretion of Agent, in order to pay Revolving Loans that were not advanced pro rata by the Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

9.                                    Amendment to Prepayment Provisions.  Section 2.7 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

(a)                               Right to Prepay.

(i)                                   Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender), all or any part of the principal amount of the Loans, as designated by Borrower.  Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid.

(ii)                                Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has purchased a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

(iii)                             Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of Agent, in order to prepay Loans that were not advanced pro rata by all of the Lenders, any prepayment of a Loan shall first be applied to Loans made by the Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

10.                            Amendment to Fees Provisions.  Section 2.8 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:

(b)                              Reserved.

11.                            Amendment to Modification of Commitment Provisions.  Section 2.9 of the Credit Agreement is hereby amended to delete subsections (a) and (b) therefrom and to insert in place thereof, respectively, the following:

(a)                               Optional Reduction of Commitment.  Borrower may at any time and from time to time reduce in whole or ratably in part the Total Commitment Amount to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than three Business Days’ written notice of such reduction, provided that (i) any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), (ii) there shall be no more than two such reductions during any calendar year, and (iii) any such reduction that reduces the Total Commitment Amount to less than Two Hundred Million Dollars ($200,000,000) shall constitute a permanent reduction of the Total Commitment Amount and shall be effective during the remainder of the Commitment Period.  Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof.  After each such reduction, the facility fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced.  If Borrower reduces in whole the Commitment, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and facility, utilization and other fees accrued and unpaid, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Notes shall be delivered to Agent marked “Canceled” and Agent shall redeliver such Notes to Borrower.  Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period (provided that the Total Commitment Amount may thereafter be increased during the Commitment Increase Period pursuant to Section 2.9(b) hereof).  Upon each decrease of the Total Commitment Amount, the Maximum Commitment Amount shall be proportionally decreased.

(b)                              Increase in Commitment.  At any time during the Commitment Increase Period, Borrower may request that Agent increase the Total Commitment Amount up to an amount that shall not exceed the Maximum Commitment Amount.  Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (i) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (ii) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”).  During the Commitment Increase Period, all of the Lenders agree that Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall be an

Eligible Transferee and shall execute an Additional Lender Assumption Agreement, (B) Agent shall provide to Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (C) Borrower shall execute and deliver to Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by Agent (and requested by the Lenders).  The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.  On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(b) (and Borrower shall pay to the Lenders any amounts that would cause a prepayment of one or more Eurodollar Loans)  In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to subsection (a) hereof) without the prior written consent of such Lender.  Borrower shall not request any increase in the Total Commitment Amount pursuant to this Section 2.9(b) if a Default or an Event of Default shall then exist, or immediately after giving pro forma effect to any such increase would exist.

12.                            Amendment to Agency Provisions.  Article IX of the Credit Agreement is hereby amended to delete Sections 9.5, 9.6, 9.7, 9.8, 9.9 and 9.11 therefrom and to insert in place thereof, respectively, the following:

Section 9.5.  Agent and Affiliates.  KeyBank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though KeyBank were not Agent hereunder and without notice to or consent of any Lender.  Each Lender acknowledges that, pursuant to such activities, KeyBank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to other Lenders.  With respect to Loans and Letters of Credit (if any), KeyBank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not Agent, and the terms “Lender” and “Lenders” include KeyBank and its affiliates, to the extent applicable, in their individual capacities.

Section 9.6.  Knowledge or Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 9.7.  Action by Agent.  Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement.  Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 9.8.  Release of Guarantor of Payment.  In the event of a merger or consolidation or similar event, or as otherwise permitted pursuant to this Agreement, Agent, at the request and expense of Borrower, is hereby authorized by the Lenders to release a Guarantor of Payment in connection with such permitted event.

Section 9.9.  Indemnification of Agent.  The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document.  No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.9.  The undertaking in this Section 9.9 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan

Documents, termination of this Agreement and the resignation or replacement of the agent.

Section 9.11.  Other Agents.  The financial institutions identified on the cover page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being a “Joint Lead Arranger”, “Syndication Agent” or “Bookrunner” (collectively, the “Other Agents”) shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than, in the case of a Lender, those applicable to all Lenders as such.  Without limiting the foregoing, the Other Agents shall not have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

13.                            Additions to Agent Provisions.  Article IX of the Credit Agreement is hereby amended to add the following new Sections 9.12, 9.13, 9.14 and 9.15 at the end thereof:

Section 9.12.  Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

Section 9.13.  Swing Line Lender.  The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans.  The Swing Line Lender shall have all of the benefits and immunities (a) provided to Agent in this Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Agent”, as used in this Article IX, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 9.14.  Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent.  Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.15.  No Reliance on Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

14.                            Amendment to Amendments and Consents Provisions.  Article X of the Credit Agreement is hereby amended to delete Section 10.3 therefrom and to insert in place thereof the following:

Section 10.3.               Amendments, Consents.

(a)                               General Rule.  No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of amendments or modifications, Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                              Exceptions to the General Rule.  Notwithstanding the provisions of subsection (a) of this Section 10.3:

(i)                                   Unanimous Consent Requirements.  Unanimous consent of the Lenders shall be required with respect to (A) any increase in the Commitment hereunder (except as specified in Section 2.9(b) hereof), (B) the extension of maturity of the Loans, the payment date of interest or scheduled principal hereunder, or the payment date of facility fees payable hereunder, (C) any reduction in the stated rate of interest on the Loans (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 10.3), or in any amount of interest or scheduled principal due on any Loan, or any reduction in the stated rate of facility fees payable hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Lenders hereunder, (D) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (E) the release of Borrower or any Guarantor of Payment, except as specifically permitted hereunder, or (F) any amendment to this Section 10.3 or Section 8.5 hereof.

(ii)                                Provisions Relating to Special Rights and Duties.  No provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent.  No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(c)          Replacement of Non-Consenting Lender.  If, in connection with any proposed amendment, waiver or consent hereunder, (i) the consent of all Lenders is required, but only the consent of Required Lenders is obtained, or (ii) the consent of Required Lenders is required, but the consent of the Required Lenders is not obtained (any Lender withholding consent as described in subsections (i) and (ii) hereof being referred to as a “Non-Consenting Lender”), then Agent may (and shall, if requested by Borrower), at the sole expense of Borrower, upon notice to such Non-Consenting Lender and Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 10.10 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

(d)                              Generally.  Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders.  Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 10.3, regardless of its failure to agree thereto.

15.                            Additions to Miscellaneous Provisions.  Article X of the Credit Agreement is hereby amended to add the following new Sections 10.19, 10.20 and 10.21 at the end thereof:

Section 10.19.  Replacement of Affected Lenders.  Each Lender agrees that, during the time in which any Lender is an Affected Lender, Agent shall have the right (and Agent shall, if requested by Borrower), at the sole expense of Borrower, upon notice to such Affected Lender and Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 10.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by Borrower (unless an Event of Default shall exist) and Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 10.20.  Limitations on Liability of the Fronting Lender.  Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither the Fronting Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Fronting Lender, and the Fronting Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Fronting Lender’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Fronting Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 10.21.  No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any other Companies, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

16.                            Amendments to Schedules.  The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders), Schedule 2 (Guarantors of Payment) and Schedule 6.1 (Corporate Existence; Subsidiaries; Foreign Qualification) therefrom and to insert in place thereof, respectively, a new Schedule 1, Schedule 2 and Schedule 6.1 in the form of Schedule 1, Schedule 2 and Schedule 6.1 hereto.

17.                            Reallocation of Outstanding Amounts. On the Fourth Amendment Effective Date, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitments as set forth in the revised Schedule 1 hereto.

18.                            Closing Deliveries.  Concurrently with the execution of this Amendment, Borrower shall:

(a)                               deliver to Agent, for delivery to each Lender requesting a Revolving Credit Note, such Lender’s Revolving Credit Note in the amount specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b)                              execute and deliver to Agent, for its sole benefit, the Fourth Amendment Agent Fee Letter, and pay to Agent the fees stated therein;

(c)                               execute and deliver to J.P. Morgan Securities LLC, for its sole benefit, that certain J.P. Morgan Fee Letter, dated as of the Fourth Amendment Effective Date, and pay to J.P. Morgan Securities LLC the fees stated therein;

(d)                              execute and deliver to Agent, for the pro rata benefit of the Lenders, the Fourth Amendment Closing Fee Letter, and pay to Agent the fees stated therein;

(e)                               deliver to Agent an officer’s certificate (or comparable domestic documents) certifying the names of the officers of each Credit Party authorized to sign this Agreement, together with the true signatures of such officers and (i) certified copies of the resolutions of the board of directors (or comparable domestic documents) of such Credit Party evidencing approval of the execution and delivery of this Agreement, and

(ii) certified copies of the Organizational Documents of such Credit Party or confirmation that such Organizational Documents have not been amended since the Closing Date;

(f)                                  cause each Guarantor of Payment to execute the attached Guarantor Acknowledgement and Agreement; and

(g)                               pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents.

19.         Representations and Warranties.  Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Fourth Amendment Effective Date as if made on the Fourth Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy or insolvency laws or similar laws affecting the rights of creditors generally or by general principles of equity.

20.                            Waiver and Release.  Borrower, by signing below, hereby waives and releases Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims arising out of, or relating to, the Credit Agreement and the other Loan Documents of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

21.                            References to Credit Agreement and Ratification.  Each reference that is made in the Credit Agreement or any other Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

22.                            Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

23.                            Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

24.                            Severability.  Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

25.                            Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER.  BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

CINTAS CORPORATION NO. 2

By:	/s/ William C. Gale
Name:	William C. Gale
Title:	Senior Vice President and Chief Financial
Officer

KEYBANK NATIONAL ASSOCIATION,
as Agent and as a Lender

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Vice President

Signature Page 1 of 8 to

Fourth Amendment Agreement

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and as a Lender

By:	/s/ Dana J. Morgan
Name:	Dana J. Morgan
Title:	Vice President

Signature Page 2 of 8 to

Fourth Amendment Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Documentation Agent and as a Lender

By: /s/ Thomas Danielson
Name: Thomas Danielson
Title: Authorized Signatory

Signature Page 3 of 8 to

Fourth Amendment Agreement

U.S. BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agent and as a Lender

By: /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Assistant Vice President

Signature Page 4 of 8 to

Fourth Amendment Agreement

FIFTH THIRD BANK,
as Co-Documentation Agent and as a Lender

By: /s/ Megan S. Szewc
Name: Megan S. Szewc
Title: Vice President

Signature Page 5 of 8 to

Fourth Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Jeffrey P. Fisher
Name: Jeffrey P. Fisher
Title: Assistant Vice President

Signature Page 6 of 8 to

Fourth Amendment Agreement

WELLS FARGO BANK NATIONAL ASSOCIATION

By: /s/ Peter Martinets
Name:	Peter Martinets
Title:	Managing Director

Signature Page 7 of 8 to

Fourth Amendment Agreement

THE NORTHERN TRUST COMPANY

By: /s/ Jeffrey P. Sullivan
Name: Jeffrey P. Sullivan
Title: Vice President

Signature Page 8 of 8 to

Fourth Amendment Agreement

SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	19.5%	$58,500,000	$58,500,000
JPMorgan Chase Bank, N.A.	19.5%	$58,500,000	$58,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	14.0%	$42,000,000	$42,000,000
U.S. Bank, National Association	13.0%	$39,000,000	$39,000,000
Fifth Third Bank	13.0%	$39,000,000	$39,000,000
PNC Bank, National Association	9.0%	$27,000,000	$27,000,000
Wells Fargo Bank National Association	7.7%	$23,000,000	$23,000,000
The Northern Trust Company	4.3%	$13,000,000	$13,000,000
Total Commitment Amount	100%	$300,000,000	$300,000,000

S - 1

SCHEDULE 2

GUARANTORS OF PAYMENT

Cintas Corporation, a Washington corporation

Cintas Corporation No. 3, a Nevada corporation

Cintas Corp. No. 8, Inc., a Nevada corporation

Cintas Corp. No. 15, Inc., a Nevada corporation

Cintas – RUS, L.P., a Texas limited partnership

Cintas Corporate Services, Inc., an Ohio corporation

S - 2

Schedule 6.1

Cintas Corporation (Washington)

(a)           Cintas Corporation No. 3 (Nevada) – SIGNIFICANT SUBSIDIARY

(1) Cintas Corporation No. 2 (Nevada) – SIGNIFICANT SUBSIDIARY

(A)       Cintas Corporate Services, Inc. (Ohio)-SIGNIFICANT SUBSIDIARY

(i) Cintas Manufacturing LLC (Ohio)

(ii) Cintas Holdings LLC (Ohio)

(iii) Empresa Cintas de Mexico, S.A. de C.V.1 (Mexico)

¡         Ensambles de Coahuila, S.A. de C.V.2 (Mexico)

(iv) Cintas de Honduras, S.A.3 (Honduras)

(B)        Cintas Wholesale First Aid LLC (Ohio)

(C)        Cintas Distribution LLC (Ohio)

(D)       Cintas Service Transportation LLC (Ohio)

(E)         Cintas C.V. Holdings, LLC (Ohio)

(i) Cintas Netherlands Holdings C.V.4 (The Netherlands)

¡     Cintas Netherlands Holdings B.V.5 (The Netherlands)

□     Cintas Document Management – Netherlands B.V. (The Netherlands)

•          Cintas Document Management-Germany GmbH (Germany)

□     Cintas China Holding Limited (Hong Kong)

•          Cintas (Suzhou) Enterprise Services Co., Ltd (China)

□     Cintas Property Holding Belgium NV (Belgium)

□     Cintas Document Management Belgium (Belgium)

□     Cintas Document Management UK Limited (England)

(F)         CDS Equipment Holdings, LLC (Ohio)

(G)       The Millennium Mat Company, LLC6 (Ohio)

(H)       Grupo Cintas de Mexico S.A. de C.V.7 (Mexico)

(I)            Cintas Cleanroom Resources de Mexico, S.A. de C.V.8 (Mexico)

(J)           Cintas Corporation Hong Kong Limited (Hong Kong)

(i) Cintas Image Apparel Co., Ltd. (China)

(K)       Cintas Canada Limited9 (Ontario)

(L)         Cintas Macau Limited10 (Macau)

(2) Cintas Corp. No. 8, Inc. (Nevada)

(A) Cintas-R.U.S., L.P.11 (Texas)

(3) Cintas Corp. No. 15, Inc. (Nevada)

(A) Cintas-R.U.S., L.P. (Texas)

(4) 3065520 Nova Scotia Company (Nova Scotia)

(5) 3065521 Nova Scotia Company (Nova Scotia)

(A) Cintas Canada Investment Limited Partnership12 (Alberta)

(b)          3057314 Nova Scotia Company (Nova Scotia)

Except as otherwise noted, each Subsidiary is a wholly-owned Subsidiary of the Company one level above the applicable Subsidiary

1 Shareholders are Cintas Corporate Services, Inc. (49,999 shares) and Cintas Corporation No. 3 (1 share)

2 Shareholders are Empresa Cintas de Mexico, S.A. de C.V. (99 shares) and Cintas Corporate Services, Inc. (1 share)

3Shareholders are Cintas Corporate Services, Inc. (246 shares), R. Kohlhepp (1 share), S. Farmer (1 share), D. Jeanmougin (1 share) and W. Gale (1 share)

4Variable holdings between Cintas Corporation No. 2 and Cintas C.V. Holdings, LLC based on contributions from time to time.

5 Shares held by Cintas C.V. Holdings, LLC for the benefit of Cintas Netherlands Holdings C.V.

650% owned by each of Cintas Corporation No. 2 and Montague, LLC; not a Subsidiary for purposes of the Credit Agreement

7 Shareholders are Cintas Corporation No. 2 (9,999 shares) and Cintas Corporation No. 3 (1 share)

8 Shareholders are Cintas Corporation No. 2 (49,999 shares) and Cintas Corporation No. 3 (1 share)

9 Shareholders are Cintas Corporation No. 2 (all issued common shares), Cintas Investment Corp (all issued Class A Shares) and 3065520 Nova Scotia Limited (all issued Class B Shares)

10Shareholders are Cintas Corporation No. 2 (96%) and Cintas C.V. Holdings, LLC (4%)

11Cintas Corp. No 8, Inc. is the general partner of Cintas – R.U.S., L.P. and holds 1% of the partnership interests and Cintas Corp. No 15, Inc. is the limited partner of Cintas – R.U.S., L.P. and holds 99% of the partnership interests

123065521 Nova Scotia Company is the general partner of Cintas Canada Investment Limited Partnership and holds 0.1% of the partnership interests and 3065520 Nova Scotia Company is the limited partner of Cintas Canada Investment Limited Partnership and holds 99.9% of the partnership interest

ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Fourth Amendment Agreement dated as of September 27, 2010.  The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent arising out of, or relating to, the Credit Agreement and the other Loan Documents, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CINTAS CORPORATION		CINTAS CORPORATION NO. 3

By:	/s/William C. Gale	By:	/s/William C. Gale
Name:	William C. Gale	Name:	William C. Gale
Title:	Sr. VP & Chief Financial Officer	Title:	Sr. VP & Chief Financial Officer

CINTAS CORP. NO. 8, INC.		CINTAS – RUS, L.P.
By: Cintas Corp. No. 8, Inc., its general partner

By:	/s/William C. Gale	By:	/s/William C. Gale
Name:	William C. Gale	Name:	William C. Gale
Title:	Sr. VP & Chief Financial Officer	Title:	Sr. VP & Chief Financial Officer

CINTAS CORP. NO. 15, INC.

By:	/s/William C. Gale
Name:	William C. Gale
Title:	Sr. VP & Chief Financial Officer

Signature Page to

Guarantor Acknowledgment and Agreement